Exhibit 10.2
EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of June 25, 2007, by and  among Perficient, Inc., a Delaware corporation (“Party A”), Tier1 Innovation, LLC, a Colorado limited liability company (“Party B”, and together with Party A, sometimes referred to collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

WHEREAS, Party A and Party B are parties to that certain Asset Purchase Agreement dated as of June 25, 2007 (the “Purchase Agreement”).  Escrow Agent is not a party to, has not received and will not be responsible for the Purchase Agreement.

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Seller has agreed to deposit into escrow with the Escrow Agent one or more certificates in the name of Seller evidencing in the aggregate 95,819 shares of common stock, par value $0.001 per share, of Perficient, Inc. (“Buyer Common Stock”) (such shares referred to herein as the “Escrowed Shares”), to be held by the Escrow Agent pursuant to the terms and conditions set forth in this Agreement and the Purchase Agreement pending the occurrence of certain events set forth herein and therein; and

WHEREAS, the purpose of the Escrowed Shares is to secure claims under Article IX of the Purchase Agreement (“Indemnification Claims”); and

WHEREAS, Escrow Agent is willing to serve in such capacity on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.           Definitions.  Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning ascribed to such term in the Purchase Agreement.

3.           Authority of Party A.  Each of the Parties hereto agrees that Party A shall have authority to settle all Indemnification Claims in accordance with Article IX of the Purchase Agreement on behalf of any of the affiliates of Party A.  Unless the context otherwise requires, any references to Party A contained herein shall be deemed to be references to Buyer and its affiliates.

4.           Authority of Party B.  Prior to the distribution of the Escrowed Shares, if any, each of the Parties hereto agree that Party B shall have authority to settle all claims under this Agreement or the Purchase Agreement on behalf of any Seller Interest Holder who is entitled to receive a part of the Escrowed Shares, if any, upon the release and distribution from this escrow.  If after the Closing and prior to the distribution of the Escrowed Shares, Party B transfers record ownership of or assigns the Escrowed Shares to any Seller Interest Holder listed on Annex I hereto, each of the parties hereto agree that Mark Johnston shall have authority to settle all claims under this Escrow Agreement or the Purchase Agreement on behalf of the Seller Interest Holders who are entitled to receive a part of the Escrowed Shares upon the release and distribution from this escrow.  Unless context otherwise requires, any references to Party B contained herein shall be deemed to be references to Seller and to the Seller Interest Holders to the extent Escrowed Shares have been transferred or assigned to the Seller Interest Holders.

5.           Deposit of Escrowed Shares.

(a)           Promptly following the date of this Escrow Agreement, Party A and Party B shall instruct Continental Stock Transfer & Trust Company (“Continental”) to deliver the Escrowed Shares and stock powers signature guaranteed received by Continental in connection with the Escrowed Shares to the Escrow Agent.  The Escrowed Shares shall constitute an escrow fund (the “Escrow Fund”) for the satisfaction of Indemnification Claims of the Parent Indemnified Persons under the Purchase Agreement.  The Escrow Fund shall be held as a escrow fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any person, including any Party hereto.  The Escrow Agent agrees to accept delivery of the Escrowed Shares and stock powers and to hold the Escrowed Shares and stock powers in an escrow account, subject to the terms and conditions of this Escrow Agreement.

(b)           Each record owner of the Escrowed Shares shall be entitled to exercise all voting rights with respect to such owner’s Escrowed Shares.

(c)           Party A and Party B agree between themselves, for the benefit of Party A and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrowed Shares shall not be distributed to the record owners of such Escrowed Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Fund.  Ordinary cash dividends will be paid by Party A directly to the Seller Interest Holders or other record owners of such Escrowed Shares and not to the Escrow Agent.  Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrowed Shares currently being held by it in the Escrow Fund are all that the Escrow Agent is required to hold.  At the time any Escrowed Shares are required to be released from the Escrow Fund to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrowed Shares shall be released from the Escrow Fund to such Person.

6.           Release Date.  For purposes of this Agreement, the “Release Date” shall be June 26, 2008.

7.           Administration of Escrow Fund.  Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Fund as follows:

(a)           If, as of the Release Date, the Escrow Agent has not received written notice of any Indemnification Claims, then the Escrowed Shares, less the amount of all Claimed Amounts that have not been paid or otherwise resolved as of the Release Date (the “Retained Amount”) shall promptly (and in any event no later than ten Business Days thereafter) be released to Seller or to the Seller Interest Holders in whose names they have been issued as detailed in a joint written notice from Party A and Party B detailing the delivery instructions.  Upon resolution of all Claim Notices made prior to the Release Date, that portion of the Retained Amount that is not paid to Party A in satisfaction of such Claims Notice shall immediately be disbursed to Seller or to the Seller Interest Holders as set forth in the joint delivery instructions delivered as of the Release Date.

(b)           Subject to the terms and conditions set forth in Section 9.04 of the Purchase Agreement, if Party A desires to make a claim against the Escrow Fund with respect to any Indemnification Claim, then Party A shall, on or prior 5:00 p.m. Central Time on June 25, 2008, deliver a written claim notice (a “Claim Notice”) to Party B and to the Escrow Agent.  Such Claim Notice shall (i) state that Party A believes in good faith that it is entitled to all or any portion of the Escrow Fund and certify that all requirements set forth in Article IX of the Purchase Agreement with respect to such indemnification have been satisfied; (ii) contain a reasonably detailed description of the circumstances supporting such belief; and (iii) indicate the good faith claimed amount of Damages necessary to satisfy such indemnification claim (the “Claimed Amount”) and what portion of the Escrow Funds are expected in good faith to be necessary to satisfy such Indemnification Claim.  The number of Escrowed Shares, if any, to be released shall be determined in accordance with Section7(d) below.

(c)           Prior to 5:00 p.m. Central Time on the (30th) thirtieth day after receipt by Escrow Agent of a Claim Notice, Party B may deliver to Party A and to the Escrow Agent a written response (the “Response Notice”) in which Party B may:  (i) agree that the full Claimed Amount may be released from the Escrow Fund to

Party A; (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Escrow Fund to Party A; or (iii) indicate that no part of the Claimed Amount may be released from the Escrow Fund to Party A.  Any part of the Claimed Amount that is not to be released to Party A shall be the “Contested Amount.”

(A)           If Party B does not deliver a Response Notice within such 30-day period, then Party B shall be deemed to have indicated that the entire Claimed Amount may be released from Escrow Fund to Party A.

(B)           If Party B delivers a Response Notice agreeing that the full Claimed Amount may be released from the Escrow Fund to Party A, the Escrow Agent shall promptly following the receipt of the Response Notice, deliver to Party A such number of Escrowed Shares, if any, equal in the aggregate to the Claimed Amount.

(C)           If Party B delivers a Response Notice agreeing that part, but not all, of the Claimed Amount may be released from the Escrow Fund to Party A, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to Party A such number of Escrowed Shares, if any, equal in the aggregate to the Agreed Amount.

(D)           If Party B delivers a Response Notice indicating that there is a Contested Amount, Party B and Party A shall attempt in good faith to resolve the dispute related to the Contested Amount.  If Party A and Party B shall resolve such dispute, such resolution shall be binding on Party B and Party A and any other Buyer Indemnitee and Seller Indemnitee, as applicable, and a settlement agreement shall be signed by Party A and Party B and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrowed Shares, if any, from the Escrow Fund in accordance with the specific instructions provided in such agreement.

(E)           If Party B and Party A are unable to resolve the dispute relating to any Contested Amount within 45 days after the delivery of the Claim Notice, the settlement of such Contested Amount shall take place by a binding arbitration proceeding which shall take place in Austin, Texas, unless an alternative location is otherwise mutually agreed to by Party A and Party B, and be conducted by an arbitrator who has not been affiliated with or engaged by either party for a period of five years preceding the commencement of the arbitration proceeding, and the Escrow Agent shall continue to hold the Contested Amount until Escrow Agent receives either:  (i) a written notice signed by Party A and Party B, providing specific written instructions regarding the delivery of the Contested Amount, if any, to be released from the Escrow Fund; or (ii) a final arbitration decision, in accordance with the following procedures, providing specific written instructions regarding the delivery of any or all of such Contested Amount.  The Contested Amount shall be settled in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.  The arbitrator's decision shall relate solely to whether Party A is entitled to receive the Contested Amount (or a portion thereof) from the Escrow Fund pursuant to the applicable terms of the Purchase Agreement and this Escrow Agreement.  The final decision of the arbitrator shall be furnished to Party A, Party B and the Escrow Agent in writing and shall constitute the conclusive determination of the issue in question, be binding upon Party A, the Seller Interest Holders and the Escrow Agent.  The prevailing party in any arbitration (which determination shall be made by the arbitrator) shall be entitled to an award of attorneys’ fees and costs to be paid by the losing party (which determination shall be made by the arbitrator), and the losing party shall also be liable for all costs of arbitration, including, but not limited to, the compensation to be paid to the arbitrator in any proceeding and the transcript and other expenses of such proceeding.

(d)           In the event Seller has transferred record ownership of the Escrowed Shares to the Seller Interest Holders, any amounts distributed to Party A from the Escrow Fund shall be satisfied pro rata from each Seller Interest Holder’s Escrowed Shares in accordance with each Seller Interest Holder’s Percentage Interest set forth on Annex I to this Escrow Agreement.

(e)           The number of Escrowed Shares, if any, to be released in payment and settlement of any Claimed Amount, Agreed Amount or all or any portion of the Contested Amount which may be awarded to Party A pursuant to Section 7(c)(E) above shall be determined by dividing such Claimed Amount, Agreed Amount or award, as applicable, by the average closing sale price per share of Buyer Common Stock as reported on the Nasdaq Global Select Market for the 30 consecutive trading days ending on the date that is one (1) trading day immediately preceding the release of such shares (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).  The Escrow Agent will not be responsible for determining the share price.

8.           Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  The Escrow Agent may rely upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.  The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment.  The parties hereto other than the Escrow Agent agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent may rely on the validity, accuracy and content of the statements contained any written notice, document, instruction, or request furnished to it hereunder by Party A and Party B without further investigation, inquiry or examination.  For the avoidance of doubt, the Escrow Agent shall have no liability with respect to any provisions of this Escrow Agreement which set forth obligations or limitations of liability that the other parties to this Esrcrow Agreement have to each other.  The Escrow Agent shall have no obligation to investigate, inquire, examine or assist in any manner whatsoever, the parties' compliance with the terms of this Escrow Agreement that incorporate by reference provisions of the Purchase Agreement that apply to the other parties' obligations or limitations of liability to each other that do not relate to obligations of the Escrow Agent under this Escrow Agreement.

9.           Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its written resignation to the Parties.  Such resignation shall take effect on the earlier of (a) a successor escrow agent being in place and (b) thirty days after such resignation is given to the Parties.  In such event, Party A may appoint a successor escrow agent.  If Party A fails to appoint a successor escrow agent within fifteen days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor escrow agent.  The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally names as Escrow Agent herein.  The Escrow Agent shall act in accordance with written instructions from Party A and Party B as to the transfer of the Escrow Fund to a successor escrow agent.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

10.           Removal of Escrow Agent.  The Escrow Agent may be removed at any time by mutual agreement of Party A and Party B by giving not less than 30 days’ prior written notice to the Escrow Agent.  Prior to the expiration of such 30-day period, Party A and Party B shall designate, by mutual consent, a successor escrow agent.  If no successor escrow agent is appointed within such 30-day period, the Escrow Agent may deposit the amounts remaining in the Escrow Fund with a court of competent jurisdiction located in Austin, Texas, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

11.           Compensation and Reimbursement.  Party A agrees to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Annex III attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

12.           Indemnity.  The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from and against any and all loss, liability or expense (including the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with (a) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions from Party A or Party B, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.  The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

13.           Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened,  the Escrow Agent will ask for information that will allow us to identify relevant parties.

For non-US accounts:
To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, the Escrow Agent will ask for information that will allow us to identify you.

TINs.Tax Matters. The Parties each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth on the signature page hereof.  In addition, all interest or other income earned under the Escrow Agreement shall be reported by the recipient to the Internal Revenue Service or any other taxing authority.  Notwithstanding such written directions, Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution.  In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Parties.  In the absence of such written directions, undistributed earnings will be reported on as belonging to Party A, and Party A shall be treated for federal income tax purposes as the owner of the property subject to the Escrow Agreement.

14.           Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)           upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
(b)           on the next Business Day (as hereinafter defined) if sent by overnight courier; or
(c)
four Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Party A:	Perficient, Inc.
One City Place Drive, #190
St. Louis, Missouri  63141
Attention:  Paul E. Martin, Chief Financial Officer
Phone:  314.995.8810
Facsimile:  314,995,8802

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas  78746
Attention:  J. Nixon Fox III, Esq.
Phone:  512.542.8427
Facsimile:  512.236.3216

If to Party B:	Tier1 Innovation, LLC
7979 East Tufts Avenue, Suite 100
Denver, Colorado  80237
Attention:  Mark Johnston
Phone:  303.376.3500

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attn:    Ryan C. Arney
Phone:  303.892.7373
Facsimile:  303.893.1379

If to the Escrow Agent:	JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South, TX2 S037
Houston, Texas  77002
Attention:  Luis Bustamante, Escrow Services
Fax No.: (713) 216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (b) and (c) of this Section 14, such communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow

Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

15.           Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Section 9 above), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Annex III hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Annex III, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of President or Chief Financial Officer as the Escrow Agent may select.  Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Party A or Party B to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.  Party A and Party B agree that repetitive or standing settlement instructions will be effective as the funds transfer instructions of Party A and Party B, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Party A and Party B may agree to.

16.           Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 9 and 10, without the prior consent of the other parties.  This Escrow Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any.  Nothing in this Escrow Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their successors and assigns.  This Escrow Agreement shall inure to the benefit of: Party A, the Seller Interest Holders, Party B, Escrow Agent and their respective successors and assigns, if any, of the foregoing.  This Escrow Agreement shall be governed by and construed under the laws of the State of Texas.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.  Nothing in this Escrow Agreement shall derogate from, or modify in any respect any of the terms and provisions of the Purchase Agreement, including Article IX thereof, with respect to indemnification.  In the event any provision of this Escrow Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Escrow Agreement and each and every other provision of this Escrow Agreement shall continue in full force and effect.  The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

17.           Termination.  This Escrow Agreement shall terminate upon the earliest occurrence of any of the following events: (a) the written agreement of Party A and Party B; or (b) upon the delivery by Escrow Agent of all of the Escrow Fund in accordance with the terms of this Agreement; provided, however, that Sections 7(c) and 11 shall survive any termination of this Agreement.

18.           Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Tax Certification: Taxpayer Identification Number (TIN): 74-2853258                                                                                      Date: June 25, 2007

Name & Address:     Perficient, Inc.

    1120 South Capital of Texas Highway, Building 3, Suite 220

    Austin, Texas  78746

Customer is a (check one):

X Corporation                                               ___ Partnership
___ Individual/sole proprietor                                           ___ Trust                                ___ Other _________________

Taxpayer is (check if applicable):

X Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(2)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)	the entity is a U.S. person (including a U.S. resident alien).

 (If the entity is subject to backup withholding, cross out the words after the (2) above.)

 Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

 Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PARTY A

Perficient, Inc.

By:	/s/ Jeff Davis
Printed Name: Jeff Davis
Title: President

Tax Certification: Taxpayer Identification Number (TIN):  84-1546736                                                        Date: June 25, 2007

Name & Address:             Tier1 Innovation, LLC

    7979 East Tufts Avenue, Suite 1100

    Denver, CO  80237

Customer is a (check one):

X     Corporation                                           ___ Partnership
___ Individual/sole proprietor                                           ___ Trust                                ___ Other _________________

Taxpayer is (check if applicable):

X      Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(4)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(5)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(6)	the entity is a U.S. person (including a U.S. resident alien).

 (If the entity is subject to backup withholding, cross out the words after the (2) above.)

 Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

 Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PARTY B

Tier1 Innovation, LLC

By:	/s/ Mark Johnston
Printed Name: Mark Johnston
Title: President

JPMORGAN CHASE BANK, N.A.

as Escrow Agent

By:	/s/ Ruth Chipongian
Printed Name: Ruth Chipongian
Title: Assistant Vice President & Trust Officer

Annex I

Seller Interest Holders

Seller Interest Holder	Escrowed Shares	Percentage Interest
Mark Johnston	40,775	42.6%
Jay Johnson	40,775	42.6%
Scott Nesbitt	4,418	4.6%
Scott French	4,418	4.6%
Jason Zimmer	2,716	2.8%
Jill Colbeck	2,716	2.8%

Annex II

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions

If to Party A:

	Name	Telephone Number	Signature

1.	Paul E. Martin	314.785.1470	_____________________

2.	Dick Kalbfleish	314.995.8885	_____________________

If to Party B:

	Name	Telephone Number

1.			_____________________

2.			_____________________

Telephone call-backs shall be made to each Party A and Party B if joint instructions are required pursuant to this Escrow Agreement.

Annex III

Escrow Agent’s Compensation:

Attached